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                                  EXHIBIT 10.7

OCTOBER  19, 1999
$_______ (US)


                             MDU COMMUNICATIONS INC.

                 REPLACEMENT CONVERTIBLE PROMISSORY NOTE AND
                                 LOAN AGREEMENT


This note is in replacement of the convertible promissory notes dated _____, 1999 (for $______USD) and _______, 1999 (for $______USD) to __________, which original promissory notes have been returned to the Company and cancelled. For value received (the receipt and sufficiency of which is hereby acknowledged above), MDU COMMUNICATIONS INC., a corporation with an office at #108 - 11951 Hammersmith Way, Richmond, British Columbia, V&A 5H9, (the "Company") hereby promises to and will pay to the order of _____________ (the "Note Holder") on or before ____________ (the "Due Date") and thereafter on demand the principal sum of Sixty Five Thousand U.S. Dollars ($____________
US)(the "Principal") and to pay interest on the Principal hereof at the rate of _____% per annum calculated and compounded monthly (from the above two inception dates) and until paid from the date that Principal is advanced hereunder and payable thereafter upon the Principal becoming due.

All or any part of the Principal amount of this Note and any interest thereon is convertible, at the option of the Note Holder, by written notice (duly executed by the Note Holder) to the Company and MDU Communications International Inc. (a Delaware corporation)(the "Issuer") at any time on or before the close of business on the Due Date, or if the Company has delivered to the Note Holder a Prepayment Notice (as herein defined), the second business day immediately preceding the date of prepayment as specified in the Prepayment Notice, into fully paid and non-assessable common shares (the "Common Shares") in the capital of the Issuer at a conversion price $_____ US (the "Conversion Price") per Common Share. As soon as practicable thereafter, the Company and the Issuer shall deliver to the Note Holder a certificate or certificates for such Common Shares.

If and whenever prior to the Due Date, the Issuer shall (i) subdivide the outstanding Common Shares into a greater number of Common Shares, (ii) consolidate the outstanding Common Shares into lesser number of Common Shares, or (iii) issue Common Shares or securities convertible or exchangeable for Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the Conversion Price shall, on the effective date of such subdivision or consolidation or stock dividend, as the case

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may be, be adjusted to the amount which is in the same proportion to the
Conversion Price in effect immediately prior to such subdivision, consolidation or stock dividend as the number of outstanding Common Shares before giving effect to such subdivision, consolidation or stock dividend bears to the number of outstanding Common Shares after giving effect to such subdivision, consolidation or stock dividend. Such adjustments shall be made successively whenever any event referred to herein shall occur.

Notwithstanding the foregoing, the Issuer shall not be required to issue fractional Common Shares upon the conversion of this Note. If any fractional interest in a Common Share would be delivered upon the conversion of this Note, the Company and the Issuer shall, in lieu of delivering a certificate for such fractional interest, satisfy such fractional interest by paying to the Note Holder an amount equal to the same fraction of the Conversion Price.

The Company may prepay any part of this Note at any time and from time to time without bonus or penalty provided however, that the Company shall provide the Note Holder with 15 days written notice (the "Prepayment Notice") of its intention to prepay this Note and the amount of the prepayment. If the Prepayment Notice specifies a partial prepayment, the Note Holder may only convert such amount as is being prepaid into Common Shares. All prepayments shall include any interest that has been accrued but not paid.

The Company further agrees to pay costs and expenses reasonably incurred by the Note Holder in preparing this Convertible Promissory Note and Loan Agreement and any other documents in connection herewith and those incurred by the Note Holder in enforcing payment of this Convertible Promissory Note and Loan Agreement including all actual attorney's fees, disbursements, court costs and costs of public officials.

This Convertible Promissory Note and Loan Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the Company, the Issuer and the Note Holder hereby attorns and irrevocable submits to the jurisdiction of the Courts of the Province of British Columbia with respect to any disputes that may arise hereunder.

DATED at Richmond, British Columbia this _____ day of October, 1999.


MDU COMMUNICATIONS INC.                           MDU COMMUNICATIONS
                                                  INTERNATIONAL INC.


Per:_______________________                       Per:______________________
       Doug Irving                                         Doug Irving